                           SCHEDULE 14A INFORMATION

          Proxy Statement Pursuant to Section 14(a) of the Securities
                    Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[ ]  Preliminary Proxy Statement         [_]  CONFIDENTIAL, FOR USE OF THE
                                              COMMISSION ONLY (AS PERMITTED BY
                                              RULE 14A-6(E)(2))

[X]  Definitive Proxy Statement

[_]  Definitive Additional Materials

[_]  Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                         U.S.A. FLORAL PRODUCTS, INC.
--------------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)

                                     same
--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X]  No fee required

[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.


     (1) Title of each class of securities to which transaction applies:

     -------------------------------------------------------------------------


     (2) Aggregate number of securities to which transaction applies:

     -------------------------------------------------------------------------


     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

     -------------------------------------------------------------------------


     (4) Proposed maximum aggregate value of transaction:

     -------------------------------------------------------------------------


     (5) Total fee paid:

     -------------------------------------------------------------------------

[_]  Fee paid previously with preliminary materials.

[_]  Check box if any part of the fee is offset as provided by Exchange
     Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

     -------------------------------------------------------------------------


     (2) Form, Schedule or Registration Statement No.:

     -------------------------------------------------------------------------


     (3) Filing Party:

     -------------------------------------------------------------------------


     (4) Date Filed:

     -------------------------------------------------------------------------

Notes:

                      [LOGO OF USA FLORAL PRODUCTS, INC.]

                                          April 9, 1999

Dear Stockholder:

  You are cordially invited to attend the 1999 Annual Meeting of Stockholders of U.S.A. Floral Products, Inc. to be held on Wednesday, May 5, 1999, at 10:00 a.m., at The Capital Hilton, 1001 16th Street, N.W., Washington, D.C.

  The Annual Meeting will begin with a report on Company operations, followed by discussion and voting on the matters described in the accompanying Notice of Annual Meeting and Proxy Statement.

  Please read the accompanying Notice of Annual Meeting and Proxy Statement carefully. Whether or not you plan to attend, you can ensure that your shares are represented and voted at the Annual Meeting by promptly completing, signing, dating and returning the enclosed proxy card in the envelope provided.

  We look forward to seeing you on May 5th.

                                          Sincerely,
                                          /s/ Robert J. Poirier
                                          Robert J. Poirier
                                          Chairman of the Board and Chief
                                          Executive Officer

                         U.S.A. FLORAL PRODUCTS, INC.
                      1025 Thomas Jefferson Street, N.W.
                                Suite 300 East
                            Washington, D.C. 20007

                             ---------------------

                   NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                           TO BE HELD ON MAY 5, 1999

                             ---------------------

  The Annual Meeting of Stockholders (the "Annual Meeting") of U.S.A. Floral Products, Inc., a Delaware corporation (the "Company"), will be held on Wednesday, May 5, 1999, at 10:00 a.m., Eastern Daylight Savings Time, at The Capital Hilton, 1001 16th Street, N.W., Washington, D.C., for the following purposes:

    1. To elect four Class II directors to serve for a term of three years and until their respective successors are duly elected and qualified;

    2. To ratify the selection of PricewaterhouseCoopers LLP, independent accountants, to audit the books and accounts of the Company for the year ending December 31, 1999; and

    3. To transact such other business as may properly come before the Annual Meeting and any and all adjournments and postponements thereof.

  The Board of Directors of the Company has fixed the close of business on March 19, 1999 as the record date for the determination of stockholders entitled to notice of, and to vote at, the Annual Meeting and any adjournment or postponement thereof.

  The enclosed proxy is solicited by the Board of Directors of the Company. Reference is made to the accompanying Proxy Statement for further information with respect to the business to be transacted at the Annual Meeting.

  A complete list of the stockholders entitled to vote at the Annual Meeting will be available during ordinary business hours for examination by any stockholder, for any purpose germane to the Annual Meeting, for a period of at least ten days prior to the Annual Meeting, at the offices of the Company, 1025 Thomas Jefferson Street, N.W., Suite 300 East, Washington, D.C. 20007.

  Whether or not you plan to attend the Annual Meeting, please complete, sign, date and return the enclosed proxy card promptly. You are cordially invited to attend the Annual Meeting in person. The return of the enclosed proxy card will not affect your right to revoke your proxy or to vote in person if you do attend the Annual Meeting.

                                          By order of the Board of Directors

                                              Jonathan J. Ledecky
                                                   Secretary

Washington, D.C.

April 9, 1999

               YOUR VOTE IS IMPORTANT, NO MATTER HOW MANY SHARES
                         YOU OWNED ON THE RECORD DATE.

PLEASE INDICATE YOUR VOTING INSTRUCTIONS ON THE ENCLOSED PROXY CARD, DATE IT, SIGN IT, AND RETURN IT IN THE ENVELOPE PROVIDED, WHICH IS ADDRESSED FOR YOUR CONVENIENCE AND NEEDS NO POSTAGE IF MAILED IN THE UNITED STATES. IN ORDER TO AVOID THE ADDITIONAL EXPENSE TO THE COMPANY OF FURTHER SOLICITATION, WE ASK YOUR COOPERATION IN MAILING YOUR PROXY PROMPTLY.

                         U.S.A. FLORAL PRODUCTS, INC.
                      1025 Thomas Jefferson Street, N.W.
                                Suite 300 East
                            Washington, D.C. 20007
                             ---------------------

                                PROXY STATEMENT

                             ---------------------

                              GENERAL INFORMATION

  This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors (the "Board") of U.S.A. Floral Products, Inc., a Delaware corporation (the "Company"), for use at the Company's 1999 Annual Meeting of Stockholders (together with any and all adjournments and postponements thereof, the "Annual Meeting") to be held on Wednesday, May 5, at 10:00 a.m., Eastern Daylight Savings Time, at The Capital Hilton, 1001 16th Street, N.W., Washington, D.C., for the purposes set forth in the accompanying Notice of Annual Meeting of Stockholders (the "Notice"). This Proxy Statement, together with the accompanying Notice and the enclosed proxy card, are first being sent to stockholders on or about April 9, 1999.

Record Date; Voting Securities; Voting and Proxies

  The Board has fixed the close of business on March 19, 1999 as the record date for the determination of stockholders entitled to notice of, and to vote at, the Annual Meeting (the "Record Date"). On the Record Date, there were 15,939,538 shares of Common Stock of the Company, par value $.001 per share ("Common Stock"), outstanding and entitled to vote. Each share of Common Stock is entitled to one vote per share on each matter properly brought before the Annual Meeting. Abstentions may be specified as to all proposals to be brought before the Annual Meeting other than the election of directors.

  Shares can be voted at the Annual Meeting only if the stockholder is present in person or is represented by proxy. If the enclosed proxy card is properly executed and returned prior to voting at the Annual Meeting, the shares represented thereby will be voted in accordance with the instructions marked thereon. In the absence of instructions, shares represented by executed proxies will be voted as recommended by the Board. Brokers, banks and other nominee holders will be requested to obtain voting instructions of beneficial owners of stock registered in their names, and shares represented by a duly completed proxy submitted by such a nominee holder on behalf of a beneficial owner will be voted to the extent instructed by the nominee holder on the proxy card. Rules applicable to nominee holders may preclude them from voting shares held by them in nominee capacity on certain kinds of proposals unless they receive voting instructions from the beneficial owners of the shares (the failure to vote in such circumstances is referred to as a "broker non-vote").

  The Board knows of no matters which are to be brought before the Annual Meeting other than those set forth in the accompanying Notice. If any other matters properly come before the Annual Meeting, the persons named in the enclosed proxy card, or their duly appointed substitutes acting at the Annual Meeting, will be authorized to vote or otherwise act thereon in accordance with their judgment on such matters.

  Any proxy may be revoked at any time prior to its exercise by attending the Annual Meeting and voting in person, by notifying the Secretary of the Company of such revocation in writing or by delivering a duly executed proxy bearing a later date, provided that such notice or proxy is actually received by the Company prior to the taking of any vote at the Annual Meeting.

  The cost of solicitation of proxies for use at the Annual Meeting will be borne by the Company. Solicitations will be made primarily by mail or by facsimile, but regular employees of the Company may solicit proxies personally or by telephone.

Quorum; Votes Required

  The presence at the Annual Meeting, in person or by proxy, of shares of Common Stock representing at least a majority of the total number of shares of Common Stock entitled to vote on the Record Date will constitute a quorum for purposes of the Annual Meeting. Shares represented by duly completed proxies submitted by nominee holders on behalf of beneficial owners will be counted as present for purposes of determining the existence of a quorum (even if some such proxies reflect broker non-votes). In addition, abstentions will be counted as present for purposes of determining the existence of a quorum.

  Under applicable Delaware law and the Company's Amended and Restated Bylaws ("Bylaws"), directors are to be elected by a plurality of the votes of the shares of Common Stock present in person or represented by proxy at the Annual Meeting. Accordingly, and in accordance with the Company's Bylaws, the four nominees for election as directors who receive the highest number of votes actually cast will be elected. Broker non-votes will be treated as shares that neither are capable of being voted nor have been voted and, accordingly, will have no effect on the outcome of the election of directors.

  The remaining proposal to be brought before the Annual Meeting requires the affirmative vote of a majority of the shares present and entitled to vote at the Annual Meeting. Abstentions will be counted as shares present at the Annual Meeting and will thus increase the minimum number of affirmative votes necessary to approve this proposal. Because they will not be recorded as votes in favor of this proposal, however, abstentions will have the effect of votes against this proposal. Broker non-votes with respect to this proposal will be treated as shares not capable of being voted on this proposal; accordingly, broker non-votes will have no effect either on the minimum number of affirmative votes necessary to approve this proposal or on the outcome of voting on this proposal.

                             ELECTION OF DIRECTORS

  The Bylaws of the Company provide that the number of directors (which is to be not less than two) is to be determined from time to time by resolution of the Board. The Board is currently composed of 11 persons.

  Pursuant to the Company's Certificate of Incorporation, the members of the Board are divided into three classes, designated Class I, Class II and Class
III. Each class is to consist, as nearly as may be possible, of one-third of the total number of members of the Board. The term of the Class II directors expires at the Annual Meeting. The term of the Class I directors will expire at the 2001 Annual Meeting of Stockholders, and the term of the Class III directors will expire at the 2000 Annual Meeting of Stockholders. At each Annual Meeting, the directors elected to succeed those whose terms expire are of the same class as the directors they succeed and are elected for a term to expire at the third Annual Meeting of Stockholders after their election and until their successors are duly elected and qualified. A director of any class who is elected to fill a vacancy resulting from an increase in the number of directors holds office for the remaining term of the class to which he is elected and a director who is elected to fill a vacancy arising in any other manner holds office for the remaining term of his predecessor.

  The four incumbent Class II directors are nominees for election this year for a three-year term expiring at the 2002 Annual Meeting of Stockholders. In the election, the four persons who receive the highest number of votes actually cast will be elected. The proxies named in the proxy card intend to vote for the election of the four Class II nominees listed below unless otherwise instructed. If a stockholder does not wish his or her shares to be voted for a particular nominee, the stockholder must identify the exception in the appropriate space provided on the proxy card, in which event the shares will be voted for the other listed nominee. If any nominee becomes unable to serve, the proxies may vote for another person designated by the Board or the Board may reduce the number of directors. The Company has no reason to believe that any nominee will be unable to serve.

  Set forth below is certain information with regard to the four nominees for election as Class II directors and each continuing Class I and Class III director.

                  Nominees for Election as Class II Directors

            Name and Age                           Principal Occupation and Directorships
            ------------                           --------------------------------------
 Jeffrey Brothers.................  Jeffrey Brothers has served as President of the
  Age 39                            Company's Monterey Bay operating unit since the
                                    acquisition of Monterey Bay Bouquet, Inc. and Bay
                                    Area Bouquets, Inc. ("Monterey Bay") in October 1997
                                    and as a director of the Company since appointment
                                    to the Board at its meeting in November 1997. Prior
                                    to the acquisition of Monterey Bay by the Company,
                                    Mr. Brothers served as President of Monterey Bay
                                    since February 1993.

 John T. Dickinson................  John T. Dickinson has served as President of the
  Age 38                            Company's American Florist operating unit since the
                                    acquisition of American Florist Supply, Inc.
                                    ("American Florist") in October 1997 and as a
                                    director of the Company since appointment to the
                                    Board at its meeting in November 1997. Prior to the
                                    acquisition of American Florist by the Company, Mr.
                                    Dickinson served as President of American Florist
                                    since 1994. Prior to 1994, Mr. Dickinson served in a
                                    number of sales and marketing positions for General
                                    Electric Company, most recently as an area sales
                                    manager.

 Theodore J. Leonsis..............  Theodore J. Leonsis has been a member of the Board
  Age 43                            since December 1998 and is also a director of
                                    Preview Travel, Inc. and Proxicom, Inc. Mr. Leonsis
                                    has been President of America Online Studios, a
                                    division of America Online, Inc., since November
                                    1996. Prior to that, Mr. Leonsis was President of
                                    America Online Services Company, also a division of
                                    America Online, Inc. from 1994 to 1996. Mr. Leonsis
                                    was previously Chief Executive Officer of Redgate
                                    Communications Corporation, a media marketing
                                    company which was founded in 1987 and sold to
                                    America Online, Inc. in 1994.

 Gustavo Moreno...................  Gustavo Moreno has served as President of the
  Age 45                            Company's Flower Trading operating unit since the
                                    acquisition of Flower Trading Corporation ("Flower
                                    Trading") in October 1997 and as a director of the
                                    Company since appointment to the Board at its
                                    meeting in November 1997. Prior to the acquisition
                                    of Flower Trading by the Company, Mr. Moreno served
                                    as President of Flower Trading since 1977.

  The Board unanimously recommends that stockholders vote FOR the election of the four persons nominated to serve as Class II directors.

         Directors Continuing as Class I Directors--Term Expiring 2001

            Name and Age                    Principal Occupation and Directorships
            ------------                    --------------------------------------
 Aaron J. Gellman.................  Aaron J. Gellman has been a member of the Board
  Age 68                            since December 1998. Since January 1992, Dr. Gellman
                                    has been the Director of the Transportation Center
                                    at Northwestern University. Dr. Gellman is also a
                                    Professor of Management and Strategy at Northwestern
                                    University's Graduate School of Management and a
                                    Professor of Industrial Engineering at Northwestern
                                    University's McCormick School of Engineering and
                                    Applied Science.

 Ann Torre Grant..................  Ann Torre Grant has been a member of the Board since
  Age 41                            December 1998 and is also a director of Condor
                                    Technology Solutions, Inc. ("Condor"), SLM Holding
                                    Co. and its subsidiary, Sallie Mae, and Franklin
                                    Mutual Series Mutual Funds. Ms. Grant has been a
                                    strategic and financial consultant to Condor since
                                    December 1997. Ms. Grant was Executive Vice
                                    President and Chief Financial Officer of NHP,
                                    Incorporated ("NHP"), a national real estate
                                    services company, from February 1995 until the sale
                                    of NHP in December 1997. From 1988 to February 1995,
                                    Ms. Grant held various corporate finance positions
                                    with U.S. Airways, serving as Vice President and
                                    Treasurer from 1991 to 1995.

 Peter Roy........................  Peter Roy has been a member of the Board since
  Age 42                            December 1998. Mr. Roy is also a director of Whole
                                    Foods Market, Inc., a publicly traded operator of
                                    specialty food stores and distribution centers. From
                                    1993 to December 31, 1998, Mr. Roy served as
                                    President of Whole Foods Market, Inc.

        Directors Continuing as Class III Directors--Term Expiring 2000

           Name and Age                   Principal Occupation and Directorships
           ------------                   --------------------------------------
Robert J. Poirier................  Robert J. Poirier co-founded the Company in April
 Age 47                            1997 and has since served as its Chairman of the
                                   Board, President and Chief Executive Officer. Mr.
                                   Poirier served as Vice President of 1-800-FLOWERS
                                   from 1993 until March 1997, and was most recently
                                   responsible for that company's florist network
                                   operations, consisting of 2,500 independent retail
                                   florists. From 1989 to 1993, Mr. Poirier served as
                                   Group Director of FTD. Mr. Poirier has been employed
                                   in the floral products industry for 23 years, and
                                   has extensive experience at all levels of the floral
                                   distribution channel.

Jonathan J. Ledecky..............  Jonathan J. Ledecky co-founded the Company in April
 Age 41                            1997 and served as its Non-Executive Chairman of the
                                   Board until September 1998. Mr. Ledecky founded U.S.
                                   Office Products Company in October 1994 and served
                                   as its Chairman and Chief Executive Officer from
                                   inception through November 1997 and thereafter as a
                                   director until May 1998. In February 1997, Mr.
                                   Ledecky founded, and currently serves as Chairman of
                                   the Board of Building One Services Corporation
                                   (formerly Consolidation Capital Corporation). Mr.
                                   Ledecky also currently serves as a director of
                                   UniCapital Corporation, Aztec Technology Partners,
                                   Inc., School Specialty, Inc., Workflow Management,
                                   Inc., MicroStrategy Incorporated, Navigant
                                   International, Inc., PowerRide Motorsports, Inc. and
                                   the Ledecky Foundation. Mr. Ledecky is also the
                                   general partner of Ironbound Partners LLC, a private
                                   investment management firm, and a director of the
                                   United States Chamber of Commerce.

Vincent W. Eades.................  Vincent W. Eades has been a director of the Company
 Age 40                            since July 1997 and is also a director of UniCapital
                                   Corporation and Building One Services Corporation.
                                   Since its inception in March 1998, Mr. Eades has
                                   served as the Chairman, President and Chief
                                   Executive Officer of PowerRide Motorsports, Inc., a
                                   company that will seek to become a leading retailer
                                   of motorcycles and personal leisure vehicles through
                                   a combination of consolidating, relocating and
                                   expanding dealerships and opening new dealerships.
                                   From April 1995 to March 1998, Mr. Eades served as
                                   the Senior Vice President of Sales and Marketing for
                                   Starbucks Coffee Co. Inc. For more than eleven years
                                   prior to April 1995, Mr. Eades was associated with
                                   Hallmark Cards Inc., most recently as a General
                                   Manager.

Edward J. Mathias................  Edward J. Mathias has been a director of the Company
 Age 57                            since July 1997 and is also a director of U.S.
                                   Office Products Company, Condor Technology
                                   Solutions, Inc. and Sirrom Capital Corporation. Mr.
                                   Mathias has served as Managing Director of the
                                   Carlyle Group, a Washington, D.C. based merchant
                                   bank, since 1993. From 1971 to 1993, Mr. Mathias was
                                   associated with T. Rowe Price Associates, Inc., an
                                   investment management organization, most recently as
                                   a Managing Director.

Board of Directors and Committees

  The Board met seven times during the fiscal year ended December 31, 1998 ("Fiscal 1998"), in addition to conducting its affairs on several occasions by written consent. The Board has established an Executive Committee, an Audit Committee, a Compensation Committee, and a Nominating Committee.

  The Executive Committee of the Board is authorized and empowered to take any and all actions that the Board is permitted to take, other than (i) any action that requires the consent of the lenders or their agent under the Company's credit agreement or (ii) any action that involves the acquisition of the stock or assets of, or merger or consolidation of the Company or any of its subsidiaries with, any entity or group of entities in which the total consideration to be paid by the Company equals or exceeds $15,000,000 in the aggregate (whether in cash, stock, assumption of indebtedness or any combination thereof). Directors Poirier, Ledecky, Mathias, Dickinson and Moreno are currently members of the Executive Committee. The Executive Committee did not meet during Fiscal 1998 but instead conducted business by written consent.

  The Audit Committee selects and engages on behalf of the Board the independent public accountants to conduct the annual audit of the Company's books and records, reviews the proposed scope of such audit, approves the audit fees to be paid and reviews the Company's accounting and financial controls with the independent public accountants and the Company's financial and accounting staff. The Audit Committee also reviews and approves transactions between the Company and its directors, officers and affiliates. The Audit Committee currently consists of Directors Eades and Grant. In addition to conducting business by written consent on several occasions, the Audit Committee met twice during Fiscal 1998.

  The Compensation Committee (i) sets the levels and terms of compensation for the Company's executive officers, (ii) approves, on behalf of the Company, entry into employment agreements with executive officers and other employees, which embody terms reviewed and approved by the Compensation Committee, (iii) sets performance and other goals upon the attainment of which performance-based incentive compensation may be paid, (iv) verifies the attainment of such goals and determines the incentive compensation to be awarded in respect of such attainment, and (v) reports to the Company's stockholders on executive compensation as required by applicable rules and regulations of the Securities and Exchange Commission. Directors Ledecky and Mathias are currently the members of the Compensation Committee. In addition to conducting business by written consent on several occasions, the Compensation Committee met two times during Fiscal 1998.

  The Nominating Committee proposes and reviews individuals to be nominated for election to the Board. The Nominating Committee currently consists of Directors Mathias and Roy. The Nominating Committee will consider nominees recommended by stockholders. Stockholders may submit nominations to Chairman, Nominating Committee, care of Secretary, U.S.A. Floral Products, Inc., 1025 Thomas Jefferson Street, N.W., Suite 300 East, Washington, D.C. 20007. In addition to conducting business by written consent on several occasions, the Nominating Committee met one time during Fiscal 1998.

  No director currently in office attended fewer than 75% of the total number of meetings of the Board during Fiscal 1998.

             RATIFICATION OF SELECTION OF INDEPENDENT ACCOUNTANTS

  The Board has selected PricewaterhouseCoopers LLP to serve as the Company's principal accountants for the fiscal year ending December 31, 1999. A representative of PricewaterhouseCoopers LLP will be present at the Annual Meeting and will have the opportunity to make a statement, if such person desires to do so, and to respond to appropriate questions.

  The proposal to ratify the selection of PricewaterhouseCoopers LLP will be approved by the stockholders if it receives the affirmative vote of a majority of the shares present and entitled to vote on the proposal.

  The Board unanimously recommends a vote FOR ratification of the selection of PricewaterhouseCoopers LLP as independent accountants.

                            EXECUTIVE COMPENSATION

Executive Compensation Summary

  The following table sets forth information regarding compensation of the Company's Chief Executive Officer and other executive officers of the Company whose compensation is required to be disclosed (the "Named Executive Officers") for Fiscal 1998.

                          Summary Compensation Table

                                                                     Long Term
                                                                    Compensation
                                          Annual Compensation          Awards
                                     -----------------------------  ------------
                                                         Other       Securities
                                                         Annual      Underlying
  Name and Principal Position   Year  Salary   Bonus  Compensation  Options (#)
  ---------------------------   ---- -------- ------- ------------  ------------
Robert J. Poirier.............. 1998 $160,570 $60,000   $16,990(2)    385,000
  Chairman of the Board,
   President
   and Chief Executive Officer  1997 $112,519 $     0   $26,489(3)    110,000
Christopher Wilson (1)......... 1998 $ 78,440 $20,000   $37,500(4)     50,000
  Chief Operating Officer       1997        0       0         0             0
Raymond C. Anderson............ 1998 $167,935 $60,000   $ 6,000(5)     20,000
  Chief Information Officer and
   Vice President               1997 $ 40,383 $     0   $ 1,500(5)     50,000

--------
(1) Mr. Wilson joined the Company in the second half of 1998, as did Messrs. Ferguson and Kipphut, the Company's Vice Chairman and Chief Financial Officer, respectively, who are not mentioned in the table above.

(2) Consists of a car allowance of $6,990 and deferred compensation of $10,000.

(3) Consists of a housing allowance of $20,000, a car allowance and a relocation/moving allowance.

(4) Consists of a relocation/moving allowance of $34,300 and a car allowance.

(5) Consists of a car allowance.

Option Grants in Last Fiscal Year

  The following table sets forth certain information with respect to the grant of options to the Named Executive Officers during Fiscal 1998 and the value of options held at December 31, 1998.

                                                                             Potential Realizable
                                                                               Value at Assumed
                          Number of     % of Total                           Annual Rates of Stock
                         Securities       Option                            Price Appreciation for
                         Underlying      Granted     Exercise or                Option Term (3)
                           Options     to Employees  Base Price  Expiration -----------------------
           Name          Granted (#)  in Fiscal Year   ($/Sh)      Date        5% ($)      10% ($)
           ----          -----------  -------------- ----------- ---------- ----------- -----------
Robert J. Poirier.......   325,000(1)      20.7        18.875      1/2008     3,857,875   9,776,614
                            60,000(2)       3.8         6.000     10/2008       226,402     573,747
Christopher Wilson......    50,000(1)       3.2        12.125      8/2008       381,267     966,206
Raymond C. Anderson.....    20,000(1)       1.3        18.875      1/2008       237,408     601,638

--------
(1) All options vest in 25% annual installments over four years commencing on the first anniversary of the date of grant.

(2) Options to purchase 60,000 shares are immediately exercisable.
(3) The potential realizable value is based on the assumed annual rates of stock price appreciation being applied to the above exercise prices. Such information is shown for informational purposes and does not represent an estimate or prediction of the Company's future stock price.

Aggregated Option Exercises in the Last Fiscal Year and Fiscal Year-End Option Value Table

  The following table summarizes the value at December 31, 1998 of all shares subject to options granted to the Named Executive Officers of the Company to the extent not then exercised, and information concerning option exercises, if any, during Fiscal 1998.

                                                 Number of Securities            Value of Unexercised
                                                Underlying Unexercised           In-the-Money Options
                           Shares             Options at Fiscal Year End        at Fiscal Year End (1)
                          acquired    Value   ------------------------------   -------------------------
                             on      Realized Exercisable     Unexercisable    Exercisable Unexercisable
           Name          Exercise(#)   ($)        (#)              (#)            ($)           ($)
           ----          ----------- -------- -------------   --------------   ----------- -------------
Robert J. Poirier.......       0         0            132,500          362,500   330,000            0
Christopher Wilson......       0         0                  0           50,000         0       50,000
Raymond C. Anderson.....       0         0             12,500           57,500    43,750      131,250

--------
(1) The value of the Common Stock at December 31, 1998 was $11.50 per share.

Arrangements Regarding Employment

  Effective as of December 1, 1998, the Company entered into an employment agreement (the "Agreement") with Robert J. Poirier, which superseded a prior employment agreement, dated April 22, 1997 and amended on August 6, 1997 (the "Prior Agreement") pursuant to which the Company agreed to employ Mr. Poirier as Chairman of the Board, President and Chief Executive Officer for a term of three years at an annual base salary of $500,000. Pursuant to the terms of the Prior Agreement, Mr. Poirier: (i) was granted an option on October 9, 1997 to purchase 110,000 shares of Common Stock at an exercise price equal to the initial public offering ("IPO") price of $13.00 per share, which was fully vested and immediately exercisable as to 60,000 shares, and which shall vest and become exercisable with respect to 12,500 additional shares on each of the first four anniversaries of the date of the grant; and (ii) was granted an immediately exercisable option in October 1998 to purchase an additional 60,000 shares at an exercise price equal to the then current market value per share. The Agreement includes a one-year post-employment non-competition provision. Under the Agreement, Mr. Poirier is eligible to receive an incentive cash bonus based upon the Company's success in exceeding its earnings targets. If Mr. Poirier is terminated without cause, he is entitled to receive his base salary, plus benefits, for the period remaining in the term of the Agreement or a one-year period following the termination, whichever is longer, and all unvested options will become fully vested and remain exercisable for the three-year period following the termination. Notwithstanding the foregoing, should Mr. Poirier be terminated without cause within a two-year period following a change in control (as defined in the Company's 1997 Long-Term Incentive Plan (the "Incentive Plan")) in lieu of the payment described in the previous sentence, Mr. Poirier shall receive within five days of such termination, a lump sum payment equal to three times his annual base salary at the time of the termination or the change in control, whichever is greater, plus coverage under the Company's insured welfare arrangements on the same basis as such benefits were provided at the time of such termination for three years.

  Effective October 1, 1998, the Company entered into a two-year employment agreement with Dwight Ferguson pursuant to which the Company agreed to employ Mr. Ferguson as Vice Chairman at an annual base salary of $220,000 plus a bonus based upon the performance of the Company. Pursuant to the employment agreement, the Company also granted Mr. Ferguson an option to purchase 50,000 shares of Common stock at an exercise price of $5.00 per share, and which shall vest at a rate of 25% per year commencing one year from the date of grant. The agreement also includes a two-year post-employment non-competition provision. If Mr. Ferguson is terminated without cause, he is entitled to receive accelerated vesting of options to purchase shares of Common Stock then held by him, as well as his base salary plus benefits for 12 months.

  Effective August 4, 1998, the Company entered into a two-year employment agreement with Christopher E. Wilson pursuant to which the Company agreed to employ Mr. Wilson as Chief Operating Officer at an annual base salary of $160,000 plus a bonus based upon the performance of the Company. Pursuant to the Unanimous Written Consent of the Compensation Committee of the Board, dated December 25, 1998, Mr. Wilson's annual base salary was increased to $200,000 effective January 1, 1999. Pursuant to the employment agreement, the Company also granted Mr. Wilson an option to purchase 50,000 shares of Common Stock at an exercise price of $12.125 per share, and which shall vest at a rate of 25% per year commencing one year from the date of grant. The agreement also includes a two-year post-employment non-competition provision. If Mr. Wilson is terminated without cause, he is entitled to receive accelerated vesting of options to purchase shares of Common Stock then held by him, as well as his base salary plus benefits for the greater of (i) the remainder of the term of employment or (ii) 12 months.

  Effective September 28, 1998, the Company entered into a two-year employment agreement with W. Michael Kipphut pursuant to which the Company agreed to employ Mr. Kipphut as Chief Financial Officer beginning on October 19, 1998 at an annual base salary of $200,000 plus a bonus based upon the performance of the Company. Pursuant to the employment agreement, the Company also granted Mr. Kipphut an option to purchase 50,000 shares of Common Stock at an exercise price of $6.625 per share, and which shall vest at a rate of 25% per year commencing one year from the date of grant. The agreement also includes a two-year post-employment non-competition provision. If Mr. Kipphut is terminated without cause or in the event he terminates his employment for "good reason," as defined in the employment agreement, he is entitled to receive accelerated vesting of options to purchase shares of Common Stock then held by him, as well as his base salary plus benefits for 12 months.

  Upon consummation of the IPO, the Company entered into a two-year employment agreement with Raymond C. Anderson, who was then the Company's Chief Financial Officer. Mr. Anderson was named Chief Information Officer and Vice President in October 1998. The employment agreement provides for an annual base salary of $150,000 (which was later increased to $170,000) for a term of two years, plus a bonus based upon the performance of the Company. The agreement also includes a two-year post-employment non-competition provision. In addition, Mr. Anderson was granted an option on October 9, 1997 to purchase 50,000 shares of Common Stock with an exercise price equal to $8.00 per share, which option vests over a four year period from the date of grant. If Mr. Anderson is terminated without cause, he is entitled to receive accelerated vesting of vested options to purchase shares of Common Stock then held by him, as well as his base salary plus benefits for the greater of (i) the remainder of the term or (ii) 12 months.

Compensation of Directors

  Directors who are not currently receiving compensation as officers, employees or consultants of the Company or its subsidiaries are entitled to receive an annual retainer fee of $25,000, plus reimbursement of expenses for each meeting of the Board and each committee meeting that they attend in person. In addition, non-employee directors receive an option to acquire 21,000 shares when elected to the Board and an option to acquire 6,000 shares on the day after each Annual Meeting of the Company's stockholders, each subject to adjustments, under the provisions of the Company's 1997 Non-Employee Directors' Stock Plan.

Compensation Committee Interlocks and Insider Participation

  The members of the Compensation Committee are Messrs. Ledecky and Mathias.

            COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

  The Compensation Committee (the "Committee") is pleased to present its report on compensation of the Company's executive officers.

  General. The Committee is responsible for approving and reviewing with the Board the compensation of the Company's executive officers and certain other management personnel. This includes compensation awarded in the form of cash bonuses and equity-based incentives. The Committee also is responsible for approving contractual arrangements between the Company and such executive officers and management personnel, and for administering the Company's stock benefit plans, including the Incentive Plan.

  The Committee believes that compensation must be competitive, as well as directly and materially linked to the Company's performance. In administering the Company's compensation program, the Committee's objectives include the following: attracting and retaining executive talent; motivating executives to maximize operating performance; measuring performance on both an individual and a Company-wide basis; reflecting the Company's success in meeting growth and profitability targets; and linking executive and stockholder interests through the grant of options.

  The key components of the Company's executive compensation program consist of salary and annual incentive bonuses (which represent the short-term compensation components of the program) and options (which represent the long-term compensation components). The Committee's policy with respect to each of these elements, including the basis of the compensation awarded to Mr. Poirier, the Company's Chairman of the Board, President and Chief Executive Officer (the "CEO"), is discussed below.

  Since the Company's inception, the Committee has striven to balance the cash compensation needed to attract, motivate and retain executive talent with long-term incentives through the grant of options with multi-year vesting schedules. In the Committee's judgment, this approach tends to align the interests of management most closely with those of the Company's stockholders.

  Base Salary. In setting base salaries for new executive officers, the Committee takes into account the background and qualifications of the new executives, the base salary levels of the Company's other executive officers and the salaries that the Company's competitors (which are often private companies, or public companies in other distribution industries with which the Company competes from time to time for executive talent) are paying to executives employed in comparable positions.

  Annual Incentive Bonus. At the end of the fiscal year, the Committee decides whether to award incentive bonuses to executive officers, based on the Company's success in achieving growth and profitability targets and recommendations made by the Company's CEO. Bonuses for 1998 were determined primarily by measuring an officer's performance and the Company's overall performance against target performance levels, typically based on: (i) the executive's overall performance and contribution to the Company's growth and profitability; (ii) the Company's overall profitability; (iii) the Company's internal revenue growth; and (iv) the Company's revenue growth due to acquisitions. For 1999, the Company has established a bonus structure with the senior executives, which correlates annual cash bonuses to the Company's success in exceeding its earnings targets. The Committee believes that earnings performance is an appropriate short and intermediate-term goal that can encompass the interests of both the Company's business model and the Company's stockholders.

  Incentive Plan. The Company's Incentive Plan is intended to provide officers (including those who are also directors), key employees and consultants with additional incentives by increasing their ownership interests in the Company and thereby focusing such individuals' efforts on the long-term goals of the Company and the maximization of total return to stockholders. In particular, the Company has used the Incentive Plan as a means to create incentives for managers at the operating unit level, principally through the award of options to managers and other employees of each operating subsidiary in conjunction with consummation of the acquisition of that operating subsidiary.

  In administering the Incentive Plan, the Committee selects, with the advice of the CEO, the individuals who will receive awards, and determines the type and number of awards and the terms and conditions of those awards (including exercise prices, vesting and forfeiture conditions, performance conditions and periods during which awards will remain outstanding).

  The Committee believes that aligning management's interests with those of the Company's stockholders is an important element of the Company's approach to executive compensation. Options align the interests of employees with those of stockholders by providing value to the executive through stock price appreciation. The Committee is cognizant of the possible adverse impact upon the incentive provided by options that were granted at exercise prices in excess of the prices at which the Company's common stock has traded from time to time during 1998, and considers carefully the most appropriate ways in which to keep employees generally, and executives particularly, well motivated to enhance the Company's performance and stockholder value over the long term.

  Generally, the options granted during Fiscal 1998 (which include options under the Incentive Plan and options granted outside the Incentive Plan) have 10-year terms and are exercisable at the fair market value of the Company's stock on the date of grant, beginning one year from the date of grant and vesting thereafter in cumulative yearly amounts of 25% of the shares granted. Certain of the options granted to executives during Fiscal 1998 varied from this general practice, in circumstances where the Committee believed such variances to be appropriate and in the Company's interests. See "Executive Compensation --Option Grants in Last Fiscal Year." Of the 1,202,435 options granted to employees during Fiscal 1998, options to purchase 570,000 shares of the Company's stock, or approximately 47.4% of the options granted during the year, were granted to executive officers.

  Options may be awarded periodically at the discretion of the Committee, which takes into account the advice of the Company's CEO. The size of such grants, in general, will be evaluated by regularly assessing competitive market practices, the recipient's position and level of responsibility within the Company and the Company's overall performance. Grants will also take into account the differential between the levels of cash compensation paid by the Company as compared to those of its competitors, including competitors for management talent.

  The Committee intends, to the extent possible, that options and other equity-based awards granted to executive officers under the Incentive Plan be deductible for federal tax purposes. Stock option awards granted under the Incentive Plan are deductible in accordance with Section 162(m) of the Internal Revenue Code of 1986, as amended.

  Compensation of the CEO. As discussed above under "Arrangements Regarding Employment," Mr. Poirier's base salary was originally determined in the arm's-length negotiation of an employment agreement prior to the Company's IPO in October 1997. In late 1998, following the consummation of the Company's acquisition of the businesses of Florimex Worldwide GmbH ("Florimex"), the Committee began to reevaluate the appropriateness of Mr. Poirier's base salary, as well as the other terms and conditions of his employment, in light of (i) the dramatic growth in the breadth of the Company's operations resulting from the extensive domestic acquisition program carried on by the Company since its inception, (ii) the Company's rapid international expansion and the accompanying veritable doubling in size of the Company's annualized run-rate revenues resulting from the acquisition of the Florimex businesses in the autumn of 1998, (iii) the compensation that the Company was compelled to pay in 1998 in order to obtain qualified and experienced senior management personnel who report directly to Mr. Poirier, which compensation was generally higher than the compensation that Mr. Poirier was contractually entitled to receive under the Prior Agreement, (iv) the compensation levels paid to the chief executive officers of other publicly traded companies in similar industries, and (v) Mr. Poirier's commitment and dedication to the Company and his hard work on its behalf since its inception. As a result of its reevaluation, the Committee determined to negotiate with Mr. Poirier to revise and extend the Prior Agreement.

  Effective December 1, 1998, the Company entered into an employment agreement with Mr. Poirier described above under "Arrangements Regarding Employment." The Agreement provides for an increase in base compensation from $160,000 to $500,000. The Committee considered the compensation of chief executive officers of similarly situated companies of comparable size, and determined that Mr. Poirier's new compensation level was near the midpoint of the compensation for chief executive officers of companies having comparable annualized revenues to those of the Company (including the Florimex businesses). By raising Mr. Poirier's base compensation significantly, the Committee believed that it was recognizing Mr. Poirier for his efforts and success in building the Company from inception, while preserving considerable flexibility for the Committee to consider additional increases in the future if Mr. Poirier provides sustained and consistent excellence in leadership.

  Under the Agreement, Mr. Poirier is eligible to receive a cash bonus based upon the Company's success in exceeding its earnings targets. This bonus structure is now consistent with the bonus arrangements that were negotiated between the Company and the executive officers who were hired in the second half of 1998 as the Company focused on building its senior management team. The Committee believes that consistency among the bonus structures applicable to senior executives can lead to team-building among those executives and to the coordination of their efforts and goals in seeking to achieve the short and intermediate-term objectives of the Company.

  The Agreement also extends the term of employment from an expiration date of April 22, 1999 to an expiration date of December 1, 2001. Moreover, under the Agreement, Mr. Poirier is bound by non-competition and non-solicitation provisions that were not present in the Prior Agreement. In light of Mr. Poirier's key role within the Company, the Committee believed that it was important to secure the benefits of Mr. Poirier's services and professional efforts for a longer period of time than had originally been agreed upon, and to seek to limit the ability of a competitor to benefit from Mr. Poirier's knowledge and expertise following any cessation of employment.

  Finally, on January 27, 1998, the Committee granted Mr. Poirier options to purchase 325,000 shares of the Company's Common Stock at an exercise price of $18.875 per share, and on October 16, 1998, the Committee granted Mr. Poirier options to purchase 60,000 shares of the Company's Common Stock at an exercise price of $6.00 per share. The 60,000 share option grant had been agreed upon as part of the Prior Agreement; the 325,000 share option grant reflected the Committee's consistent belief that the interests of senior management generally, and the CEO particularly, should be closely aligned with the interests of the Company's stockholders. In making this grant, the Committee was cognizant of Mr. Poirier's significant shareholdings, as well as the level of his cash compensation, and considered the appropriate level of stock ownership and option holdings relative to Mr. Poirier's total compensation and incentive package.

                          The Compensation Committee

Edward J. Mathias                                           Jonathan J. Ledecky

        SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

  The following table sets forth information regarding the beneficial ownership of the Company's Common Stock as of March 15, 1999 held by each person who is known by the Company to have been the beneficial owner of more than five percent of the Company's Common Stock on such date, by each director and Named Executive Officer of the Company and by all directors and Executive Officers of the Company as a group (based on 15,939,538 shares of Common Stock outstanding as of such date).

                                                               Shares Owned
                                                             -----------------
             Name and Address of Beneficial Owner             Number   Percent
             ------------------------------------            --------- -------
Jonathan J. Ledecky (1)..................................... 1,485,000   9.3
  c/o U.S.A. Floral Products, Inc.
  1025 Thomas Jefferson Street, N.W.
  Suite 300 East
  Washington, D.C. 20007

Robert J. Poirier (2)....................................... 1,226,756   7.7
  c/o U.S.A. Floral Products, Inc.
  1025 Thomas Jefferson Street, N.W.
  Suite 300 East
  Washington, D.C. 20007

Christopher Wilson..........................................       868     *

Raymond C. Anderson (3).....................................    12,500     *

Vincent W. Eades (4)........................................    32,000     *

Theodore J. Leonsis.........................................       -0-     *

Aaron J. Gellman............................................       -0-     *

Ann Torre Grant (5).........................................     5,000     *

Edward J. Mathias (6).......................................   142,000     *

Peter Roy...................................................     4,000     *

Jeffrey Brothers (7)........................................    83,375     *

John T. Dickinson (8).......................................   155,231     *

Gustavo Moreno (9)..........................................    34,900     *

All directors and executive officers, 16 persons as a group
 (10)....................................................... 3,188,234  20.0

--------
*  Less than 1%

(1) Includes 125,000 shares which may be acquired within 60 days of March 15, 1999 pursuant to the exercise of options.

(2) Includes 213,750 shares which may be acquired within 60 days of March 15, 1999 pursuant to the exercise of options. Also includes 200,000 shares held by trusts for the benefit of Mr. Poirier's spouse and children, 506 shares held by Mr. Poirier's spouse and 17,500 shares which may be acquired by Mr. Poirier's spouse within 60 days of March 15, 1999. Mr. Poirier disclaims beneficial ownership of all such trusts' shares and his spouse's shares.

(3) All shares may be acquired within 60 days of March 15, 1999 pursuant to the exercise of options.

(4) Includes 27,000 shares which may be acquired within 60 days of March 15, 1999 pursuant to the exercise of options.

 (5) All such shares are held in the IRA account of Ms. Grant's spouse. Ms. Grant disclaims beneficial ownership of such shares.

 (6) Includes 27,000 shares which may be acquired within 60 days of March 15, 1999 pursuant to the exercise of options. Also includes 50,000 shares owned by Mr. Mathias' daughter. Mr. Mathias disclaims beneficial ownership of such shares.

 (7) Includes 12,500 shares which may be acquired within 60 days of March 15, 1999 pursuant to the exercise of options.

 (8) Includes 12,500 shares which may be acquired within 60 days of March 15, 1999 pursuant to the exercise of options.

 (9) Includes 12,500 shares which may be acquired within 60 days of March 15, 1999 pursuant to the exercise of options.

(10) Includes an aggregate of 460,250 shares which may be acquired within 60 days of March 15, 1999 pursuant to the exercise of options.

             CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

  Set forth below is a description of certain transactions and relationships between the Company and certain persons who are officers, directors and principal stockholders of the Company.

 Mr. Dickinson

  Mr. Dickinson has an ownership interest in a rose farm in Ecuador ("Meadow Flowers"). Mr. Dickinson's spouse is the sole stockholder of Farm Direct Flowers, Inc., which has a 13.5% interest in Meadow Flowers. American Florist purchases roses, as well as other types of flowers, from Meadow Flowers. For Fiscal 1998, purchases from Meadow Flowers totaled approximately $205,000. The Company continues to purchase roses from Meadow Flowers and believes that the terms of the purchases made from Meadow Flowers are no less favorable than those the Company could obtain from an unaffiliated third party.

 Mr. Brothers

  Mr. Brothers has a 40% interest in the entity that owns the property which Monterey Bay leases. The lease, which terminates December 31, 1999, provides for monthly rental payments of $12,000. Mr. Brothers has a 50% interest in Brothers Floral Associates, a vendor to Monterey Bay.

Employment Agreements with Certain Executives of Operating Units who are also Directors

  The Company, through its wholly owned subsidiaries, has entered into employment agreements with certain of the individuals principally responsible for management of the operating units. Described below are those employment agreements of individuals who are directors of the Company. Each of the agreements described below provides that the employee (i) will receive a specified base salary, (ii) will be employed for a two-year period, (iii) agrees to not compete with the Company for two years following termination of employment and (iv) is eligible for an annual bonus of up to 100% of base salary based in part on the performance of the applicable operating unit and in part upon the performance of the Company. Jeffrey Brothers' employment agreement with the Company's Monterey Bay operating unit provides that Mr. Brothers will be employed for a two-year period with a base salary of $170,000. In addition, Mr. Brothers was granted Options to purchase 50,000 shares of Common Stock with an exercise price equal to the IPO price of $13.00 per share. John T. Dickinson's employment agreement with the Company's American Florist operating unit provides that Mr. Dickinson will be employed for a two-year period with a base salary of $150,000. In addition, Mr. Dickinson was granted options to purchase 50,000 shares of Common Stock, with an exercise price equal to the IPO price of $13.00 per share. Gustavo Moreno's employment agreement with the Company's Flower Trading operating unit provides that Mr. Moreno will be employed for a two-year period with a base salary of $270,000. For Fiscal 1998, Directors Dickinson and Moreno each were paid bonuses of $20,000.

          COMPARISON OF CUMULATIVE TOTAL RETURN SINCE OCTOBER 10, 1997

  The following graph shows the cumulative total stockholder return on the Common Stock from the Company's IPO price on October 10, 1997 through December 31, 1998, as compared to the returns of the Nasdaq National Market Composite Index and the Nasdaq 100 Index. The graph assumes that $100 was invested in the Common Stock on October 10, 1997 and in the Nasdaq National Market Composite Index and the Nasdaq 100 Index and assumes reinvestment of dividends.

                        [COMPARISON GRAPH APPEARS HERE]

                           October 10, 1997 December 31, 1997 December 31, 1998
                           ---------------- ----------------- -----------------
U.S.A. Floral Products,
 Inc......................       100               121                88
Nasdaq National Market
 Composite Index..........       100                90               127
Nasdaq 100 Index..........       100                87               161

                                 OTHER MATTERS

  Pursuant to Rule 14a-8 under the Securities Exchange Act of 1934, as amended (the "Act"), stockholders may present proper proposals for inclusion in the Company's proxy statement and for consideration at the next Annual Meeting of Stockholders by submitting such proposals to the Company in a timely manner. In order to be so included for the 2000 Annual Meeting of Stockholders, stockholder proposals must be received by the Secretary of the Company at is principal executive offices no later than December 8, 1999 and must otherwise comply with the requirements of Rule 14a-8.

  Under Section 16(a) of the Act, the Company's directors, officers, and persons who are directly or indirectly the beneficial owners of more than 10% of the Common Stock of the Company are required to file with the Securities and Exchange Commission (the "Commission"), within specified monthly and annual due dates, a statement of their initial beneficial ownership and all subsequent changes in ownership of Common Stock. Rules of the Commission require such persons to furnish the Company with copies of all Section 16(a) forms they file. Based solely upon a review of such forms, the Company believes that, during Fiscal 1998, all such persons complied with all applicable filing requirements.

  The Company's Annual Report to Stockholders for the Fiscal 1998, including consolidated financial statements, is being mailed to all stockholders entitled to vote at the Annual Meeting together with this Proxy Statement. The Annual Report does not constitute a part of this Proxy Statement.

                                     PROXY

                          U.S.A. FLORAL PRODUCTS, INC.
                   PROXY SOLICITED BY THE BOARD OF DIRECTORS
                         ANNUAL MEETING OF STOCKHOLDERS
                                  MAY 5, 1999

  The undersigned stockholder of U.S.A. Floral Products, Inc. (the "Company") hereby appoints Robert J. Poirier and W. Michael Kipphut, and each of them, as the attorneys and proxies of the undersigned, with full power of substitution, to vote all shares of Common Stock, par value $.001 per share, of the Company which the undersigned would be entitled to vote if personally present at the Annual Meeting of Stockholders of the Company, to be held at The Capital Hilton, 1001 16th Street, N.W., Washington, D.C., on Wednesday, May 5, 1999, commencing at 10:00 a.m., Eastern Daylight Savings Time, and at any adjournment or postponement thereof, as follows:

                   (CONTINUED AND TO BE SIGNED ON OTHER SIDE)

U.S.A. FLORAL PRODUCTS, INC.
  PLEASE MARK VOTE IN OVAL IN THE FOLLOWING MANNER USING DARK INK ONLY. / /

1. Election of Class II Directors:       FOR all nominees    WITHHOLD     To withhold
Nominees:  Jeffrey Brothers, John T.     listed (except      AUTHORITY    authority to vote for
Dickinson, Theodore J. Leonsis, and      those for whom      TO VOTE FOR  any nominee, write
Gustavo Moreno.                          authority is being  ALL          the name of the
                                         withheld)           NOMINEES     nominee below:

                                            /  /               /  /        ------------------

2. Proposal to ratify the appointment    For                 Against      Abstain
of PricewaterhouseCoopers LLP,
independent certified accounts, to
audit the books and accounts of the
Company for the year ending
December 31, 1999.
                                            /  /               /  /         /  /




  In their discretion, the proxy holders are authorized to vote upon such other matters as may properly come before the meeting.



UNLESS OTHERWISE SPECIFIED, THE SHARES OF COMMON STOCK REPRESENTED HEREBY WILL BE VOTED "FOR" THE ELECTION AS CLASS II DIRECTORS OF ALL THE NOMINEES LISTED AND "FOR" PROPOSAL 2.


                    Dated:____________________, 1999

                    __________________________________
                    Signature of Stockholder

                    __________________________________
                    Signature of Stockholder

NOTE: Please sign this proxy exactly as name(s) appear on your stock certificate. When signing as attorney-in-fact, executor, administrator, trustee or guardian, please add your title as such, and if signer is a corporation, please sign with full corporate name by a duly authorized officer or officers and affix the corporate seal. Where stock is issued in the name of two (2) or more persons, all such persons should sign.

  IMPORTANT: PLEASE SIGN, DATE AND RETURN PROMPTLY.